Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 10, 2006, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Interleukin Genetics, Inc., included in the Annual Report of Interleukin Genetics, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-3 (File No. 333-83631, effective September 16, 1999, File No. 333-53558, effective February 8, 2001, File No. 333-56558, effective May 22, 2001, File No. 333-101088, effective November 15, 2002, and File No. 333-107782, effective August 21, 2003) and on Form S-8 (File No. 333-47343, effective March 4, 1998, File No. 333-67147, effective November 12, 1998, File No. 333-32538, effective March 15, 2000, File No. 333-62638, effective June 8, 2001, and File No. 333-118551, effective August 25, 2004) of Interleukin Genetics, Inc..

/s/ GRANT THORNTON LLP

Boston, Massachusetts
March 10, 2006